                                     8-K
                                 EXHIBIT 99.2

________________________________________________________________________________




                            SECURED LOAN AGREEMENT

                                   between

                 VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED,
                                 as Borrower,

                                     and

                        TM/VIDEO INTERNATIONAL, INC.,
                                  as Lender



________________________________________________________________________________





                                June 30, 1995

                              TABLE OF CONTENTS


                                                        ARTICLE I
                                                       DEFINITIONS

         1.1.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    Exhibit, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                        ARTICLE II
                                               AMOUNT AND TERMS OF THE LOAN

         2.1.    The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2.    The Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3.    Funding of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.4.    Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.5.    Principal and Interest Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.6.    Interest After Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.7.    Basis of Calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.8.    Maximum Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.9.    Tax Liability on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.10.   Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.11.   Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.12.   Mandatory Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.13.   Payments to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.14.   Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                       ARTICLE III
                                                   DOCUMENTS DELIVERED

         3.1.    Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2.    Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.3.    Other Transactional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.4.    Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.5.    Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE IV
                                              REPRESENTATIONS AND WARRANTIES

         4.1.    Existence; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.2.    Power; Authorization; Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.3.    Title to Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.4.    Consents or Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.5.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.6.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.7.    No Violations or Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8.    Identity of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.9.    Permits, Licenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.10.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.11.   Burdensome Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         4.12.   Financial Statements and Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.13.   Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.14.   ITC License  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.15.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.16.   Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.17.   Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.18.   Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.19.   Conduct of Business in the Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.20.   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.21.   True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE V
                                                        COVENANTS

         5.1.    Financial Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.2.    Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.3.    Taxes and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.4.    Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.5.    Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.6.    Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.7.    Inspection of Property; Books and Records; Discussions . . . . . . . . . . . . . . . . . . . . . . .  15
         5.8.    Maintenance of Existence, Permits and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.9.    Further Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.10.   Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.11.   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.12.   Limitations on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.13.   Limitation on Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.14.   Limitation on Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.15.   Limitation on Investments, Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.16.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.17.   Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.18.   Continuing Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE VI
                                                     INDEMNIFICATION

                                                       ARTICLE VII
                                                    EVENTS OF DEFAULT

         7.1.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.2.    Effect of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                       ARTICLE VIII
                                                      MISCELLANEOUS

         8.1.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.2.    Currency Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.3.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.4.    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.5.    Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         8.6.    Addresses for Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.7.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.8.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.9.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.10.   Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.11.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.12.   Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.13.   Complete Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.14.   No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.15.   Jurisdiction; Service of Process; Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . .  23
         8.16.   Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.17.   Currencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                            SECURED LOAN AGREEMENT


         THIS SECURED LOAN AGREEMENT (this "Agreement") is made and entered into as of June 30, 1995 between TM/VIDEO INTERNATIONAL, INC., a Delaware corporation ("Lender"), and VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED (registered number 2643552), a company incorporated under the laws of England and Wales ("Borrower").


                             W I T N E S S E T H:

         WHEREAS, Borrower and Lender have agreed that Lender shall make a loan to Borrower on the terms and conditions set forth herein; and

         WHEREAS, in connection with such loan Borrower has agreed to grant to Lender certain security interests as more fully described herein.

         NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms and phrases shall have the following meanings:

                 "Affiliate" means, with respect to any specified Person, any other Person (other than, with respect to Lender, the Borrower) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that an Affiliate shall not include a Competitor. "Control" (including the terms "controlling," "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                 "Bankruptcy" means (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute, (b) the specified Person stops payment of, is deemed unable (under Section 123 of the Insolvency Act 1986 of the U.K. (the "Insolvency Act")) or otherwise admits inability to pay its debts or becomes or is deemed to be insolvent, (c) the making of a winding up or administrative order in respect of the specified Person, (d) an assignment for the benefit of creditors, (e) the specified Person either does, resolves to do or commences negotiations with a view to doing any of the following: (i) makes a general or special arrangement or composition (whether voluntary or compulsory) with its creditors or any class of creditors, (ii) declares or agrees to a moratorium, (iii) issues a notice convening a meeting to resolve to do any of the foregoing (other than for the purpose of a solvent amalgamation or reconstruction), or (iv) makes a proposal for a voluntary arrangement under Section 1 of the Insolvency Act to be made in respect of the specified Person, (f) the filing of a voluntary petition in bankruptcy or reorganization or the passing of a resolution for voluntary liquidation, reconstruction or winding up (other than for the purpose of a solvent amalgamation or reconstruction), or (g) the failure to vacate the appointment of a receiver, trustee, provisional liquidator or administrative receiver for any part or all of the assets or property of a party within 60 days from the date of such appointment.

                 "Competitor" means an entity operating or controlling either video music services primarily for use on television broadcasts or cable channels featuring such services existing as of the date hereof or subsequently formed services with programming that is substantially similar in format and/or content to Borrower's programming; provided, however, that Time Warner and its Affiliates shall not be considered Competitors for purposes of this definition.

                 "fiscal year" means any financial (i.e., accounting) year of Borrower, which currently coincides with the calendar year.

                 "Governmental Authority" means any federal, state or local, or foreign government, governmental, regulatory or administrative authority (or subdivision thereof) and any agency or commission or any court, tribunal or judicial or arbitral body that has jurisdiction over the Borrower or its business or assets, including, without limitation, the United States, the United Kingdom and the Republic of Ireland.

                 "Liens" means or refers to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, option, preferential arrangement, restriction on voting, transfer or other alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement.

                 "Loan" means the loan made by Lender to Borrower hereunder, on a nonrevolving basis, in the original principal amount of $1,500,000 (U.S.) (the "Principal Amount" or "Principal").

                 "Material Adverse Effect" means any circumstance, change in, or effect on the business of any specified Person that: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the financial condition of such Person, or (b) could reasonably be expected to adversely affect the ability of such Person to operate or conduct its business in the manner in which it is currently, or is currently anticipated to be, operated or conducted.

                 "Obligations" means the unpaid Principal Amount of and interest on (including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loan and all other obligations and liabilities of the Borrower to Lender, whether direct or indirect, absolute or contingent, due or to be due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, the Loan, the promissory note evidencing the Loan and any other documents made, delivered or given in connection therewith or herewith.

                 "Person" means an individual or any corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

                 "Relevant Account Standard" means any applicable SSAP, Financial Reporting Standard, or Consensus or Statement of Recommended Practice issued by the Accounting Standards Board in England and Wales, or any committee thereof or body recognized thereby, in force as of the date hereof.

                 "SSAP" means United Kingdom Statement of Standard Accounting Practice.

         SECTION 1.2. EXHIBIT, ETC. References to an "Exhibit" or a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOAN

         SECTION 2.1. THE LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make the Loan to Borrower. Lender shall make or cause to be made an appropriate notation on Lender's records reflecting the unpaid Principal Amount of the Loan, and Lender shall make or cause to be made, at the time of receipt of payment of any Principal or interest on the Note (as defined below), an appropriate notation on its records reflecting such payment. The aggregate unpaid amount of the Note set forth on Lender's records shall be conclusive evidence, absent manifest error, of the Principal Amount owing and unpaid on such Note.

         SECTION 2.2. THE NOTE. The Loan shall be evidenced by a secured promissory note of Borrower payable to the order of Lender, which secured promissory note shall be in the form of Exhibit 2.2 hereto (the "Note"). The Note, including, without limitation, any interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, and guarantees shall (a) be senior to and have priority in right of payment to all amounts payable under or in respect of any other Indebtedness (as defined in Section 4.6) of Borrower, whether currently outstanding or incurred in the future, and (b) rank pari passu, in accordance with the terms of that certain Intercreditor Agreement, among Borrower, Lender, Video Jukebox Network, Inc., a Florida corporation and an Affiliate of Borrower ("VJN"), and the Agent thereunder (the "Intercreditor Agreement"), with that certain loan made concurrently herewith by VJN to Borrower, as evidenced by that certain Secured Promissory Note and Secured Loan Agreement, each dated the date hereof.

         SECTION 2.3. FUNDING OF LOAN. Upon the full execution and delivery of this Agreement, the Note and the other documents to be delivered by Borrower pursuant to Article III hereof (the "Funding Date"), Lender shall lend to Borrower the Principal Amount of the Loan by wire transfer of immediately available funds to an account designated in writing by Borrower.

         SECTION 2.4. INTEREST RATE. Borrower shall pay to Lender interest on the unpaid Principal Amount of the Note from and including the Funding Date to the date of maturity of the Note (whether at stated maturity, by acceleration or otherwise), at a rate equal to the prime rate as quoted by the New York, New York branch of NatWest Bank N.A., from time to time, plus one percent (1%), compounded quarterly (the "Base Rate").

         SECTION 2.5. PRINCIPAL AND INTEREST PAYMENT DATES. For the initial two years during which the Note is outstanding, interest shall accrue on the outstanding Principal but Borrower shall make no payments of interest or Principal. For the third through fifth years during which the Note is outstanding and commencing on July 1, 1997, Borrower shall make quarterly payments, consisting only of current interest on the Note. The Principal Amount of the Note, together with accrued interest thereon, shall be payable by Borrower in equal quarterly installments commencing on the July 1st following the fifth anniversary of the Funding Date and continuing until and including the quarter ended September 30, 2004, with a final installment of all unpaid Principal and accrued interest on October 1, 2005. Whenever any payment under this Agreement shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on the Note.

         SECTION 2.6. INTEREST AFTER DEFAULT. Borrower shall pay to Lender, on demand, interest on any amount of the Loan and any interest accrued but unpaid thereon which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to the date of payment thereof in full, at the rate per annum equal to the Base Rate (as then computed) plus 4%.

         SECTION 2.7. BASIS OF CALCULATION. Interest on the Loan shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

         SECTION 2.8. MAXIMUM INTEREST. Notwithstanding any provision of this Agreement, no interest shall accrue or be payable at a rate in excess of that permissible under applicable law.

         SECTION 2.9. TAX LIABILITY ON INTEREST. In the event that any tax authority of the United Kingdom or the Republic of Ireland imposes a withholding obligation or asserts tax liability against Lender with respect to such interest, Borrower shall reimburse Lender for the amount of such withholding or asserted taxes, as computed on an after-tax basis to Lender. Such reimbursement shall be paid by Borrower within 30 days after receipt of notice from Lender that such withholding obligation or tax liability has been imposed.

         SECTION 2.10. MATURITY DATE. Subject to Section 2.12 hereof and if not sooner paid, the entire unpaid Principal balance of the Note, together with accrued and unpaid interest thereon, shall become due and payable by Borrower on the earliest to occur of (a) the 10 year anniversary of the Funding Date and (b) the date upon which the Loan and the Note shall have been declared due and payable upon the occurrence of an Event of Default (as defined in Section 7.1).

         SECTION 2.11. VOLUNTARY PREPAYMENTS. Upon five business day's prior written notice to Lender, Borrower, without premium or penalty, may prepay the Principal Amount, in whole or in part, together with accrued and unpaid interest to the date of prepayment on the Principal Amount being prepaid.

         SECTION 2.12. MANDATORY PREPAYMENT. Borrower shall prepay the entire unpaid principal balance of the Note, together with accrued and unpaid interest thereon, no later than five days following the earliest to occur of
(a) expiration of the term, or termination caused by breach by VJN or Borrower, of that certain license dated as of the date hereof granted by VJN to Borrower (the "VJN License"), (b) termination, whether by expiration of the term, breach by Borrower, revocation or otherwise, of that certain License No. LPS044 granted to Borrower by the Independent Television Commission on February 11, 1992, which came into force on February 14, 1992 (the "ITC License"), or (c) the acceleration of all amounts outstanding under the Note in accordance with
Section 7.2 upon the occurrence of an Event of Default (as defined in Section 7.1). All prepayments received by Lender pursuant to this Section 2.12 shall be applied first to accrued and unpaid interest on the Loan with the remainder, if any, to be applied to the unpaid Principal Amount of the Loan.

         SECTION 2.13. PAYMENTS TO LENDER. All payments to Lender by Borrower shall be made in lawful money of the United States of America in immediately available funds and delivered to Lender at its office as set forth on the signature page hereto, Attention: Chief Financial Officer, or such other place or into such account as Lender may from time to time designate in writing. Until notified in writing of the assignment of this Agreement and the Note, Borrower shall be entitled to deem Lender or such Persons who have been so identified by Lender in writing to Borrower as the holder of the Note, as the owner and holder of the Note. Unless otherwise expressly provided herein, all payments made by Borrower to Lender shall be applied first to accrued and unpaid interest on the Loan and the remainder thereof to the unpaid Principal Amount of the Loan.

         SECTION 2.14. COLLATERAL. The payment of and performance of all agreements relating to the Obligations will be secured by all of the property and assets of Borrower (the "Collateral") set forth with specificity in that certain Debenture, in the form of Exhibit 2.14, to be executed by Borrower and Lender concurrently herewith (the "Debenture").

                                  ARTICLE III

                              DOCUMENTS DELIVERED

         Unless waived in writing by Lender, Lender's obligation to make the Loan to Borrower as contemplated herein shall be subject to Borrower's delivery to Lender of the following documents (duly executed by Borrower or other parties, as the case may be) and all documents referred to therein required to be delivered therewith:

         SECTION 3.1.        NOTE.  Executed original of the Note.

         SECTION 3.2.        SECURITY DOCUMENTS.  Executed original of the
Debenture.

         SECTION 3.3. OTHER TRANSACTIONAL DOCUMENTS. Executed originals of the following documents, which are to be executed concurrently herewith and dated as of the date hereof (collectively, the "Transaction Documents"):

                 (a) the Stockholders Agreement among TM No. 2 Limited ("TM No. 2"), VJN and Borrower;

                 (b)         the Administrative Services Agreement among TM No.
2, Borrower and VJN pursuant to which, among other things, TM No. 2 will subscribe for 110 Ordinary Shares of Borrower in exchange for a Promissory Note of TM No. 2;

                 (c) the Stock Purchase Agreement between TM No. 2, VJN and Borrower under which TM No. 2 will purchase from VJN 246 Ordinary Shares of Borrower;

                 (d) that certain Deed of Tax Covenant between VJN and TM No. 2;

                 (e) true and correct copies of each of that certain Secured Loan Agreement, Secured Promissory Note and Debenture, executed by VJN and/or Borrower, as appropriate, evidencing all indebtedness of Borrower to VJN;

                 (f)         the VJN License;

                 (g) that certain letter agreement among VJN, TM No. 2 and Lender relating to potential post-closing indemnification obligations of VJN to TM No. 2 and Lender;

                 (h) the Intercreditor Agreement, pursuant to which VJN and Lender coordinate the administration and priority of their respective loans to Borrower and the security interests in the Collateral granted in connection therewith;

                 (i) those certain employment agreements between Borrower and each of Vincent P. Monsey and Elizabeth A. Laskowski; and

                 (j) that certain Stock Purchase Agreement among Vincent P. Monsey, VJN and Borrower pursuant to which Mr. Monsey will sell the 54 Series B Ordinary Shares of Borrower, of which he is the beneficial owner, and transfer title to the 36 Series B Ordinary Shares of Borrower, of which he has legal title, to VJN.

         SECTION 3.4. CLOSING DOCUMENTS. Executed originals or certified copies, as appropriate, of the following, which are to be executed concurrently herewith and dated the Funding Date:

                 (a) a copy of (i) Borrower's Memorandum of Association and Articles of Association, and (ii) resolutions of the Board of Directors of Borrower authorizing Borrower's execution, delivery and performance of this Agreement and each of the Transaction Documents to which Borrower is a party, in each case certified by the Secretary of Borrower;

                 (b) an incumbency and specimen signature certificate with respect to those officers of Borrower who will execute this Agreement and the other documents and instruments contemplated hereby, including, without limitation, the Transaction Documents;

                 (c) the opinion of Denton Hall, counsel to VJN, in the form of Exhibit 3.4, attached hereto; and

                 (d) certificate(s) of insurance signed by Borrower's insurer and dated no earlier than 10 days prior to the Funding Date evidencing Borrower's compliance with Section 5.6.

         SECTION 3.5. ADDITIONAL DOCUMENTS. Such other or additional documents or instruments as Lender may reasonably require hereunder, all of which shall be reasonably satisfactory to Lender as to form and substance.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement and to make the Loan hereunder, Borrower hereby represents and warrants to Lender the following (which representations and warranties shall survive the execution and delivery of this Agreement and the disbursement of the Loan hereunder):

         SECTION 4.1. EXISTENCE; SUBSIDIARIES. Borrower (a) is a duly registered, incorporated and validly existing corporation, in good standing under the laws of the England and Wales, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct its business as it has been, is currently, and is currently anticipated to be conducted, and (c) has no subsidiaries.

         SECTION 4.2.        POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.
Borrower has the power and authority, and the legal right, to make, deliver and perform this Agreement, the Note, the Transaction Documents, the Debenture and the other documents contemplated hereby (collectively, the "Loan Documents"), and has taken all necessary corporate action to authorize the issuance of the Note and the execution, delivery and performance of the Loan Documents. Each Loan Document has been or will be duly executed and delivered by Borrower and constitutes or will constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

         SECTION 4.3. TITLE TO COLLATERAL. Borrower is, and at all times until all of the Obligations are repaid in full will be, the lawful owner of all of the Collateral, free of all Liens other than the security interest granted hereunder and the Liens set forth on Schedule 4.3 hereto (collectively, "Permitted Liens"), with full power and authority to subject the Collateral to the security interest hereunder.

         SECTION 4.4.        CONSENTS OR APPROVALS.  Except as set forth on
Schedule 4.4 hereto, no consents or approvals are required in connection with the execution, delivery and performance by Borrower of the Loan Documents.

         SECTION 4.5. LITIGATION. Except as set forth on Schedule 4.5 hereto, no litigation, arbitration proceedings or governmental proceedings are pending or, to Borrower's knowledge, threatened against Borrower (or, to Borrower's knowledge, any of its directors, officers, employees or agents) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Borrower or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.6. INDEBTEDNESS. Borrower is not obligated, directly or indirectly, with respect to any Indebtedness (as defined herein), other than Indebtedness in respect of the Obligations and the Indebtedness set forth on
Schedule 4.6 hereto (all of which, except to the extent expressly indicated on Schedule 4.6, is and will be subordinate in right of payment to the Obligations), and Indebtedness in respect of (a) current accounts payable incurred in the ordinary course of Borrower's business, (b) accrued expenses and (c) other current items arising out of transactions (other than indebtedness in respect of borrowed money or with respect to guarantee obligations) in the ordinary course of Borrower's business.

         For the purposes of this Agreement "Indebtedness" shall mean, with respect to Borrower and at any date, (i) all indebtedness, whether or not contingent, for borrowed money, (ii) all obligations for the deferred purchase price of property or services, (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations as lessee under leases that have been or should be, in accordance with GAAP (as defined in Section 4.10) or in accordance with Relevant Accounting Standards or all and any laws, statutes, treaties, rules, regulations or determinations of any Governmental Authority (collectively, "Requirements of Law"), recorded as capital leases, (vi) all obligations, contingent or otherwise, under bankers acceptances, letters of credit or similar instruments and obligations, (vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any equity interest of Borrower or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all Indebtedness of others referred to in clauses (i) through (vi) above guaranteed directly or indirectly in any manner by Borrower, or in effect guaranteed directly or indirectly by Borrower through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the obligor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the obligor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and (E) all Indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by Borrower, even though Borrower has not assumed or become liable for the payment of such Indebtedness.

         SECTION 4.7. NO VIOLATIONS OR CONFLICTS. The execution, delivery and performance by Borrower of the Loan Documents, the use of the proceeds of the Loan and the consummation of the other transactions contemplated hereby and thereby are within Borrower's objects and powers and
(a) will not violate any Requirement of Law, which violation could have a Material Adverse Effect; (b) will not violate, conflict with or result in the breach of any provision of the Memorandum or Articles of Association of Borrower; (c) will not violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other agreements to which Borrower is a party or by which any of its properties or assets are bound; and (d) will not result in, or require the creation or imposition of any Lien on any of its properties or revenues, other than Liens created, imposed or evidenced by the Loan Documents.

         SECTION 4.8. IDENTITY OF BORROWER. Schedule 4.8 hereto lists all names by which Borrower is now known, was previously known or under which Borrower has done business since its formation on September 6, 1991. Borrower has not been known by any other legal or assumed name different from the one set forth on the cover page of this Agreement during the five years preceding the execution of this Agreement.

         SECTION 4.9. PERMITS, LICENSES, ETC. Borrower has and at all times during the term of this Agreement will maintain, all permits, licenses, accreditations and certifications necessary to conduct its business as currently conducted, except where the failure to have or maintain the same could not have a Material Adverse Effect.

         SECTION 4.10. TAXES. Schedule 4.10 hereto contains a true and complete (a) summary description of all taxes and assessments to which Borrower is subject and (b) list of all tax returns and reports relating to fiscal year ending December 31, 1994 that Borrower has filed (and the amount of taxes paid in connection therewith) or is required to file. Borrower has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes due and payable or any assessments made against it or any of its property, and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority due on or before the date of this Agreement (other than any the amount or validity of which is currently being contested in good faith by proper proceedings with appropriate surety posted in connection therewith, if required, and with respect to which proper reserves in accordance with the United Kingdom's general accepted accounting principles ("GAAP"), any Relevant Accounting Standards and in accordance with all other Requirements of Law have been provided on the books of Borrower) and no tax Lien has been filed and, to the knowledge of

Borrower, no claim is being asserted with respect to any such tax, fee or other charge. Borrower is not a party to any tax sharing or similar agreements.

         SECTION 4.11.       BURDENSOME OBLIGATIONS.  Except as set forth in
Schedule 4.11 hereto, Borrower is not a party to any indenture, loan, credit agreement, lease or other agreement or instrument, or subject to any charge or other restriction, that Borrower presently anticipates could have a Material Adverse Effect. Borrower presently does not anticipate that future expenditures required or appropriate to meet the provisions of any Requirements of Law will be so burdensome so as to have a Material Adverse Effect.

         SECTION 4.12.       FINANCIAL STATEMENTS AND PROJECTIONS.

                 (a) All balance sheets, profit and loss accounts and all other financial information of Borrower which have been or hereafter shall be furnished by or on behalf of Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including (a) the audited balance sheet as of December 31, 1994 and the related audited profit and loss account for the fiscal year then ended, together with all notes and schedules thereto (the "Year End Financial Statements") and (b) the unaudited balance sheet of Borrower at April 30, 1995 and the related unaudited profit and loss account and statement of cash flows of Borrower (the "Interim Financial Statements") have been or will be prepared in accordance with GAAP, all Relevant Accounting Standards and the Companies Act 1985 of the U.K., as amended by the Companies Act 1989 (the "Companies Act"), consistently applied throughout the periods involved (except as disclosed therein) and do or will give a true and fair view of the state of affairs of Borrower as at the dates therefor and the results of their operations for the periods then ended, subject to year-end adjustments consisting only of normal recurring accruals. On the Closing Date, Borrower will not have any liabilities, greater than L.100,000 individually or in the aggregate, whether prospective, contingent or otherwise, including for Taxes, long-term leases or unusual forward or long-term commitments, which are not fully provided for in the Interim Financial Statements, whether or not required to be so fully provided for as of the date thereof, except for those liabilities incurred since the date thereof in the ordinary course of Borrower's business or as described on Schedule 4.6 and those liabilities reflected in the footnotes to the Year End Financial Statements.

                 (b) The annual operating budget of Borrower for fiscal year 1995 (the "Budget"), that heretofore has been delivered to Lender, has been prepared in light of the past operations of Borrower. The Budget has been prepared in good faith, on the basis of honestly held views of management of Borrower, using accounting principles and methods consistent with those used in preparing the Year End Financial Statements, except that the Budget omits (A) certain footnote disclosures and financial statement presentation items required by GAAP, all applicable Relevant Accounting Standards and/or the Companies Act and (B) certain year end adjustments consisting only of normal recurring accruals usually included in the preparation of year end financial statements. The Budget is based on reasonable and realistic assumptions in light of current economic conditions and Borrower has no knowledge of any reason why Borrower should not be able to achieve the performance levels set forth in the Budget in light of current economic conditions. Lender acknowledges that some of the assumptions upon which the Budget has been based may not materialize.

                 (c) Since December 31, 1994, Borrower has not paid or declared any dividend or distribution with respect to its share capital.

         SECTION 4.13. SECURITY. The Debenture is effective to create a valid, continuing and enforceable security interest in favor of Lender with respect to all of Borrower's right, title and interest in and to the Collateral and is in proper form for registration in the United Kingdom, the Republic of Ireland and in other jurisdictions in which Borrower conducts business or Borrower's assets are located. Upon the execution and delivery of the Debenture, this Agreement and the Note, and the registration of the Debenture with Companies House in the U.K. (pursuant to Section 395 of the Companies
Act), Lender will have a fully perfected, first priority Lien (which will rank pari passu, on a first priority basis, with the indebtedness of Borrower to VJN evidenced by the Transaction Documents described in Section 3.3(e)) on and security interest in all of Borrower's right, title and interest in and to the Collateral, superior in right to that of any other Person, subject only to those Liens relating to the Permitted Liens and to the terms of the Intercreditor Agreement described in Section 3.3(g).

         SECTION 4.14. ITC LICENSE. The ITC License is in full force and effect and has not been amended or modified from the copy of such License heretofore delivered by Borrower to Lender. Borrower is in full compliance with all material conditions and provisions of the ITC License, including without limitation all provisions relating to programme standards and record keeping requirements. Borrower is not, and has not received any notice that it is, in default or breach under the ITC License and no event has occurred and no condition or state of facts exists (other than the transactions contemplated herein, including, without limitation, the transactions contemplated by the Transaction Documents, with respect to which Borrower makes no representation) that, with the passage of time or the giving of notice or both, could constitute a default or breach under the ITC License. Borrower, on a timely basis, has made all payments and filings required under the ITC License. Borrower has not received any notice that the Independent Television Commission has revoked or intends to revoke the ITC License and, to the best knowledge of Borrower, no action is threatened or in progress against Borrower with respect thereto.

         SECTION 4.15.       INSURANCE.   Schedule 4.15 hereto sets forth a
true and complete list and brief description (including nature of coverage, limits, deductibles and premiums with respect to each type of coverage) of (a) all policies of insurance maintained on behalf of, owned or held by Borrower, and (b) all claims outstanding on the foregoing policies, or policies previously maintained by or on behalf of, Borrower and the status of such claims. All of the policies of insurance listed on Schedule 4.15 are in full force and effect as of the date hereof and, to the best knowledge of Borrower, will continue in full force and effect until the respective expiration date reflected on Schedule 4.15; no notice of cancellation or termination has been received with respect to any such policy; and Borrower heretofore has delivered to Lender true and correct copies of all such policies of insurance (including all amendments and endorsements thereto).

         SECTION 4.16. ACQUIRED ASSETS. Each asset of Borrower (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the Interim Financial Statements has been acquired for consideration and on terms no less favorable to Borrower than otherwise would have been available in a comparable arms' length transaction on the date of such acquisition, except for assets with an aggregate acquisition cost of not more than L.25,000.

         SECTION 4.17. BOOKS AND RECORDS. The books of account and other financial records of Borrower: (a) reflect all items of income and expense and all assets and liabilities required to be reflected therein, except to the extent that the omission to reflect such items could not, individually or in the aggregate, have a Material Adverse Effect, (b) are complete and correct, not misleading and do not contain or reflect any inaccuracies or discrepancies, except as could not, individually or in the aggregate, have a Material Adverse Effect, and (c) have been maintained in accordance with good business and accounting practices.

         SECTION 4.18. RECEIVABLES. Except to the extent, if any, provided for on the balance sheet included in the Interim Financial Statements, all receivables reflected on the balance sheet included in the Interim Financial Statements arose from, and the receivables existing as of the Closing Date will have arisen from, the sale of services to persons not Affiliated with Borrower and in the ordinary course of its business consistent with past practice and, except as provided against on the balance sheet included in the Interim Financial Statements, constitute or will constitute, as the case may be, only valid, undisputed claims of Borrower not subject to valid claims of set-off, off-set or other defenses or counterclaims. The Interim Financial Statements make full provision for all doubtful debts and all bad debts have been written off, except for doubtful debts and bad debts that, individually or in the aggregate, would not have a Material Adverse Effect on Borrower.

         SECTION 4.19. CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Since the date of the Interim Financial Statements, and except as disclosed on
Schedule 4.19 or as otherwise specifically permitted hereby, Borrower has conducted business only in the ordinary course and consistent with past practice.

         SECTION 4.20.       COMPLIANCE WITH LAWS.  Except as set forth on
Schedule 4.20, Borrower has conducted and continues to conduct its business in all material respects in accordance with all Requirements of Laws entered by or with any Governmental Authorities, and Borrower is in compliance with all such Requirements of Laws, except to the extent that the failure to so conduct or comply therewith would not, in the aggregate, have a Material Adverse Effect on Borrower.

         SECTION 4.21. TRUE AND COMPLETE DISCLOSURE. All of the Loan Documents and all documents, certificates, written statements and/or written information furnished to Lender by or on behalf of Borrower in connection therewith, including all information with respect to the Collateral, that is set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Borrower, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the best knowledge of Borrower, there is no fact relating to Borrower (other than general economic conditions or regulatory conditions specific to Borrower's industry) which currently or in the future could be reasonably expected to have a Material Adverse Effect and which has not been disclosed either in this Agreement or the other Loan Documents (including any annex, schedule or exhibits thereto), which have heretofore or concurrently been delivered to Lender.


                                   ARTICLE V

                                   COVENANTS

         So long as any portion of the Obligations remains outstanding or any part of the Loan Documents have not been performed in full Borrower shall do the following:

         SECTION 5.1. FINANCIAL REPORTS. Furnish to Lender, as soon as practicable but in no event later than 90 days after the last day of each fiscal year and 45 days after the last day of each fiscal quarter, an audited annual and unaudited quarterly financial statements, respectively, of Borrower on a consolidated basis, including a balance sheet, profit and loss account and statement of cash flows; provided, however, that so long as Borrower's financial statements are consolidated or presented with VJN's financial statements for reporting purposes, the foregoing time periods shall be extended to the extent and for the time that VJN shall have received an extension of filing time from the Securities and Exchange Commission pursuant to Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended. In addition, Borrower shall furnish to Lender, as soon as practicable but in no event later than 30 days after the last day of each month, an unaudited monthly and year-to-date profit and loss account. Notwithstanding the foregoing, Borrower shall deliver from time to time to Lender such other information concerning the financial condition and results of operations of Borrower as Lender may reasonably request, in such form and at such time as Lender may reasonably request, in order for Lender to comply with any reporting requirements to which Lender or its Affiliates is subject pursuant to applicable law.

         SECTION 5.2. COMPLIANCE CERTIFICATE. Furnish to Lender, no later than 45 days after the last day of each fiscal quarter, a certificate signed by the Managing Director of Borrower, in form and substance satisfactory to Lender, which certifies that (a) all of the representations and warranties of Borrower contained herein and in the Debenture are true and correct as of the date thereof, other than those representations and warranties which by their terms were made expressly as of another date, and (b) Borrower is in compliance as of the date thereof with all covenants contained herein and in the Debenture.

         SECTION 5.3. TAXES AND LIABILITIES. File all tax returns when due, and pay and discharge when due, all taxes, assessments and other liabilities (including, without limitation, liabilities which could result in the imposition of any Lien), except where contested in good faith and by proper proceedings, with appropriate surety posted in connection therewith, if required, and for which proper reserves are being maintained to the extent required in accordance with GAAP and any other Requirement of Law.

         SECTION 5.4. COMPLIANCE WITH APPLICABLE LAWS. Comply with all Requirements of Law, a breach of which could affect the interest of Lender hereunder, except where contested by Borrower in good faith and by proper proceedings with appropriate surety posted in connection therewith, if required, and for which proper reserves are being maintained to the extent required in accordance with GAAP and any other Requirement of Law.

         SECTION 5.5. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity, or before default or delinquency, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is being contested in good faith by proper proceedings with the appropriate surety posted in connection therewith, if required, and for which proper reserves in accordance with GAAP and any other Requirement of Law with respect thereto have been provided on the books of Borrower, as the case may be, and except payables incurred in the ordinary course of business, which may be delinquent for a period of no more than 90 days, and where the failure to pay, discharge or otherwise satisfy such payables on a timely basis does not have a Material Adverse Effect.

         SECTION 5.6. MAINTENANCE OF PROPERTY; INSURANCE. Not dispose of (other than in the ordinary course of business) and keep all Collateral in good working order and condition, ordinary wear, tear and damage due to casualties excluded; maintain the insurance policies listed on Schedule 4.15, or obtain from financially sound and reputable insurance companies substantially similar replacement insurance policies in at least such amounts and against at least such risks (but including in any event public liability) as is reasonably requested by Lender, which insurance shall name Lender as an additional insured; and furnish Lender, on the Funding Date and upon each renewal, with a certificate(s) of insurance signed by the insurer showing the insurance then maintained by Borrower as required by this Section 5.6 and, upon written request, such other information as to the insurance carried.

         SECTION 5.7.        INSPECTION OF PROPERTY; BOOKS AND RECORDS;
DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in accordance with GAAP, the Companies Act, Relevant Accounting Standards, SSAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and subject to applicable Requirements of Law regarding confidentiality of records, permit representatives of Lender to visit and inspect any of its properties, and examine and make abstracts from any of its books and records, at any reasonable time upon reasonable prior written notice and as often as may reasonably be desired, and to discuss the business, operations, properties, and financial and other condition, of Borrower with officers and directors of Borrower, with its independent certified public accountants (with representatives of Borrower present) and with employees of Borrower with the prior approval of the management of Borrower, which approval shall not be unreasonably withheld or delayed.

         SECTION 5.8.        MAINTENANCE OF EXISTENCE, PERMITS AND LICENSES.
Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises required to conduct its businesses.

         SECTION 5.9. FURTHER DOCUMENTATION. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Loan Documents and of the rights and powers herein and therein granted.

         SECTION 5.10. LIMITATION ON INDEBTEDNESS. Not create, incur, assume or suffer to exist any Indebtedness except:

                 (a)         Indebtedness in respect of the Obligations;

                 (b) Indebtedness of Borrower existing on the Funding Date and listed on Schedule 4.6 hereto, or upon the refunding or refinancing thereof, on terms reasonably satisfactory to Lender; provided that Borrower shall not amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of or interest on any such Indebtedness without Lender's prior written consent; or

                 (c) Indebtedness in respect of current accounts payable incurred in the ordinary course of Borrower's business, accrued expenses and other current items arising out of transactions (other than Indebtedness in respect of borrowed money or with respect to guarantee obligations) in the ordinary course of Borrower's business.

         SECTION 5.11. LIMITATION ON LIENS. Not create, incur, assume or suffer to exist, directly or indirectly, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                 (b) deposits not to exceed L.25,000 in the aggregate to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (c) Permitted Liens and other Liens existing on the Funding Date which secure indebtedness referred to in Section 5.10(b);

                 (d) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower; or

                 (e) Liens to secure the Indebtedness in respect of the Obligations.

         SECTION 5.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

         SECTION 5.13. LIMITATION ON DISTRIBUTIONS. Not declare or make any distributions on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any equity interest in or of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property, or obligations of Borrower, unless and to the extent, but only to the extent, that Borrower's Net Worth (as hereinafter defined) exceeds L.12,800,000; provided, however, that Borrower shall not declare or pay any dividends or other distributions in respect of its capital stock that, in the aggregate, exceed 50% of Borrower's consolidated net income for the fiscal year to which such dividend or other distribution relates. For purposes of this Agreement, "Net Worth" means total assets less total liabilities, determined on a consolidated basis in accordance with GAAP, excluding any increase as a result of revaluation of assets.

         SECTION 5.14. LIMITATION ON CAPITAL EXPENDITURES. Not make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for Capital Expenditures (as herein defined) not exceeding the amounts approved in the Annual Budget (as herein defined) of Borrower for the relevant fiscal year of Borrower; provided, however, that any amounts not so expended in any fiscal year may be carried forward to, but only to, the next following fiscal year for Capital Expenditures.

         For purposes of this Agreement, the term

                 (a) "Capital Expenditures" means funds paid or set aside or Indebtedness incurred with respect to the acquisition of (i) assets, including improvements and enhancements thereon, the returns on which or repayments of which are expected to extend more than one year after acquisition and (ii) assets which are required by GAAP to be recorded on Borrower's books as long-term assets; and

                 (b) "Annual Budget" means each annual operating budget with respect to any specified fiscal year of Borrower that is approved by Borrower's Board of Directors pursuant to Section 2.9(e) of the Stockholders Agreement described in Section

3.3(a), which budget sets forth individually identified and aggregate expenditures and indebtedness that the appropriate officers and/or managers of Borrower are authorized to make or incur.

         SECTION 5.15.       LIMITATION ON INVESTMENTS, LOANS AND ADVANCES.
Not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, interest in, or any assets constituting a business unit of, or make any other investment in, any Person.

         SECTION 5.16. TRANSACTIONS WITH AFFILIATES. Except as permitted by Section 2.10 or 2.11 of the Stockholders Agreement described in Section 3.3(a), not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, or the rendering of any service, with any Affiliate unless such transaction is in the ordinary course of Borrower's business and is upon fair and reasonable terms no less favorable to Borrower than it could obtain in a comparable arm's length transaction with a Person not an Affiliate, and the terms of such transaction are disclosed in advance in writing to Lender.

         SECTION 5.17. CLAIMS. Not amend, terminate, cancel or compromise any claims of Borrower in excess of L.80,000 individually or L.400,000 in the aggregate or waive any other rights of substantial value to Borrower.

         SECTION 5.18. CONTINUING REPRESENTATIONS. Cause each of the representations and warranties contained in Article IV to be true and correct during the time any Obligations remain outstanding.

                                  ARTICLE VI

                                INDEMNIFICATION

         Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, damages, losses, liabilities, costs, expenses and fees (including, without limitation, attorneys fees and court costs) resulting from Borrower's breach of any representation, warranty, agreement or covenant made by Borrower to Lender in this Agreement or the other Loan Documents. The indemnification provisions of this Article VI shall survive the funding of the Loan and any termination of this Agreement or any of the other Loan Documents.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this
Agreement:

                 (a) Borrower shall fail to pay when due the principal amount of the Loan or any portion thereof;

                 (b) Borrower shall fail to pay when due any interest which has accrued on the Loan and such failure shall continue for three days;

                 (c) any representation or warranty made by Borrower herein, including Section 2.9, or in the other Loan Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                 (d) Borrower shall default in the observance or performance of the VJN License or the ITC License, or either of the VJN License or the ITC License shall be terminated or revoked for any reason;

                 (e) Borrower shall default in the observance or performance in any material respect of any covenant or agreement contained in this Agreement, including Section 2.9, or any of the other Loan Documents or any of the Transaction Documents and such default shall not of its nature be curable by Borrower, or if curable, such default shall continue uncured for the greater of (i) a period of 15 days after receipt by Borrower of written notice from Lender to such effect and (ii) the expiration of any cure period provided in the applicable Transaction Document; provided, however, such cure period shall not apply to any default of any covenant or agreement contained herein which could constitute an Event of Default described in Section 7.1(a), (b) or
(g);

                 (f) Borrower shall fail to make any payment when due in respect of any other Indebtedness of Borrower in excess of L.320,000 (subject to any applicable grace or cure periods) or is otherwise in default thereunder, if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its expressed maturity;

                 (g) Borrower shall fail to maintain any permits or licenses necessary to any material aspect of the conduct of Borrower's business and such default shall not of its nature be curable by Borrower, or if curable, shall not be cured within 30 days after Borrower receives notice thereof;

                 (h) one or more judgments or decrees shall be entered against Borrower including in the aggregate a liability of L.400,000 or more, and all such judgements or decrees shall not have been vacated, discharged or stayed or bonded pending appeal, within 60 days of the entry thereof;

                 (i) any distress, execution, sequestration or other process is levied, enforced upon or sued out against any of the assets of Borrower;

                 (j) any judgment or order made against Borrower is not complied with within seven days (unless a valid appeal has been lodged by Borrower against such judgment or order);

                 (k) Borrower either does or threatens to do any of the following: ceases to carry on all or a material part of the business conducted by it at the date of this

Agreement; sells or otherwise disposes (in one or more transactions) of all or a substantial part of its assets; or changes the nature or mode of conduct of its trading in any material respect;

                 (l) any proceeding is initiated or any other action taken with respect to the Bankruptcy of Borrower; or

                 (m) any event, proceeding or action occurs or is taken with respect to Borrower in any jurisdiction to which it is subject which is analogous to any of the events, proceedings or actions referred to in Section 7.1(i)-(l) above.

         SECTION 7.2. EFFECT OF EVENT OF DEFAULT. If any Event of Default shall occur, the principal amount of the Note and all accrued and unpaid interest thereon and other amounts due with respect to the Note shall
(a) at the option of Lender, become immediately due and payable forthwith, if the Event of Default is of a type specified in any of Section 7.1(a) through
(h), and (b) immediately and automatically thereupon and concurrently therewith become due and payable, if the Event of Default is of the type specified in
Section 7.1(i) through (l), all without presentment, demand, notice or protest of any kind (all of which are hereby expressly waived by Borrower), and Lender may exercise from time to time any rights and remedies available to it under applicable law or otherwise. In addition, Borrower agrees to assemble, at its expense and at Lender's request, all or any part of the Collateral (other than fixtures) at a convenient place or places acceptable to Lender. Borrower hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with Lender's exercise of any of its rights and remedies upon an Event of Default.


                                 ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1. TERMINATION. This Agreement (other than the provisions of Section 2.9 and Article VI, which shall survive termination of this Agreement for the applicable statutes of limitations) shall terminate when all of the Obligations have been finally and fully paid.

         SECTION 8.2.        CURRENCY CONVERSION.

                 (a) Any payment by Borrower pursuant to this Agreement shall be made in U.S. dollars (for the purposes of this Section 8.2, the "Contractual Currency") in accordance with Section 2.13. If in respect of any of the Obligations Lender receives payment or the Obligation is converted into a claim, proof, judgment or order, in either case in a currency other than the Contractual Currency, then:

                             (i)     Borrower shall indemnify Lender against
any loss or liability resulting from the conversion;

                             (ii)    if the amount received by Lender, when
converted into the Contractual Currency by Lender, is less than the amount of the relevant Obligation in the Contractual Currency, then Borrower shall on demand pay to the Lender an amount in the Contractual Currency equal to the difference; and

                             (iii)   Borrower shall on demand pay Lender any
exchange costs and taxes payable in connection with any conversion referred to in this Section 8.2.

                 (b) If and to the extent that Borrower fails to pay on demand any amount due under this Agreement, Lender may, in its absolute discretion (and without notice to Borrower), at any time after Borrower's failure to pay, purchase so much of a currency as Lender considers necessary or desirable to cover any part of the Obligations denominated or incurred in such currency. Any of such purchases shall be made at the then-prevailing spot rate of exchange obtained by Lender (as conclusively determined by Lender) for purchasing such currency with sterling. Borrower agrees to indemnify Lender against the full sterling price (including all costs, charges and expenses) paid by Lender for such currency.

                 (c) All moneys received or held by Lender from Borrower under this Agreement may from time to time be converted into such other currency as Lender considers necessary or desirable to cover any part of the Obligations denominated or incurred in that currency. That conversion shall be made at the then-prevailing spot rate of exchange obtained by Lender (as conclusively determined by Lender) for purchasing the currency to be acquired with the existing currency.

         SECTION 8.3. EXPENSES. Except as otherwise specifically set forth herein, in the other Loan Documents or in the Transaction Documents, all costs and expenses incurred in connection with this Agreement, the other Loan Documents, the Transaction Documents and with consummation of the transactions contemplated hereby and thereby shall be borne by the party incurring such expenses.

         SECTION 8.4. NO WAIVER. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

         SECTION 8.5. AMENDMENTS, ETC. No amendment, waiver, modification, supplementation or termination of any term or provision of this Agreement or any of the other Loan Documents nor any consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then (if in respect of a waiver or consent) only in the specific instance and for the specific purpose for which given.

         SECTION 8.6. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing unless otherwise explicitly provided in this Agreement and, if by telegram, telex, facsimile transmission or personal delivery, shall be deemed to have been given and received when sent (if, in the case of facsimile transmissions, with written confirmation of receipt), if sent by reputable international overnight courier service, on the third business day after sending, and, if mailed, shall be deemed to have been given and received five Business Days after the date when sent by registered or certified international or air mail, postage prepaid, and addressed to Lender or Borrower at the address shown below its signature hereto, or at such other address as it may, by written notice received by other parties to this Agreement, have designated as its address for such purpose.

         SECTION 8.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 8.8. ASSIGNMENT. Neither party hereto, without the other party's prior written consent, may assign its rights or delegate its duties under this Agreement or any of the other Loan Documents, except that Lender may assign its rights and delegate its duties hereunder and under the other Loan Documents to an Affiliate of Lender; provided that (a) Lender shall remain secondarily liable with respect to such transferred Loan Document, (b) such Affiliate may not thereafter transfer its rights or duties under this
Section 8.8 except to Lender and (c) such Affiliate shall first deliver to Borrower a deed of adherence, in the form attached hereto as Exhibit 8.8, assuming and agreeing to be bound by the terms of this Agreement and agreeing to re-transfer such rights and duties to Lender prior to the time such Affiliate ceases to be an Affiliate of Lender.

         SECTION 8.9. GOVERNING LAW. This Agreement shall be a contract made under and governed by the internal laws of the State of Delaware, without regard to conflict of laws principles.

         SECTION 8.10. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.11. HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 8.12. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         SECTION 8.13. COMPLETE AGREEMENT. This Agreement, the Loan Documents and the other documents and agreements expressly referred to herein, collectively embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 8.14. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall confer any rights, remedies, obligations or liabilities, legal or equitable on any Person other than the parties hereto and their respective successors and assigns.

         SECTION 8.15. JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court covering Wilmington, Delaware for all purposes of or in connection with this Agreement; provided that nothing in this Agreement shall affect Lender's right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address shown below its signature hereto or (b) by serving a copy thereof upon Borrower's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address shown below its signature hereto. Borrower agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein shall affect Lender's right to serve process in any other manner permitted by law, or limit Lender's right to bring proceedings against Borrower in the courts of any other jurisdiction.

         BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 8.16. ATTORNEY'S FEES. If any legal action, including an action for declaratory relief, is brought to enforce any provision of this Agreement, the prevailing party or parties, was the case may be, shall be entitled to recover his, its or their respective reasonable attorneys' fees and court costs from the nonprevailing party or parties, as the case may be. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which any prevailing party may be entitled.

         SECTION 8.17. CURRENCIES. Unless otherwise expressly set forth herein all references to "$" or "Dollars" shall be deemed to refer to United States Dollars and all references to "L." or "Pounds Sterling" shall be deemed to refer to the lawful currency, from time to time of England and Wales.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         LENDER:
                                         ------

                                         TM/VIDEO INTERNATIONAL, INC., a
                                         Delaware corporation



                                         By: /s/ Norman J. Gantz
                                             ----------------------------------
                                             Name: Norman J. Gantz
                                             Title: Secretary

                                             3701 Wilshire Boulevard
                                             7th Floor
                                             Los Angeles, California  90010
                                             Attention:  President and
                                                         Chief Financial Officer

                                         BORROWER:
                                         --------

                                         VIDEO JUKEBOX NETWORK
                                         INTERNATIONAL LIMITED, a company
                                         incorporated under the laws of
                                         England and Wales



                                         By: /s/ Vincent Monsey
                                             ----------------------------------
                                             Name: Vincent Monsey
                                             Title: Managing Director

                                             11-13 Young Street
                                             Kensington
                                             London  W8 5EH
                                             Attention:  Managing Director

                                  EXHIBIT 2.2

   [COPY OF SECURED PROMISSORY NOTE FILED AS EXHIBIT 99.3 TO THIS FORM 8-K]

                                 EXHIBIT 2.14

          [COPY OF DEBENTURE FILED AS EXHIBIT 99.7 TO THIS FORM 8-K]

                                  EXHIBIT 3.4

                          FORM OF DENTON HALL OPINION


To:      TM/Video International, Inc.
         c/o Rowe & Maw
         20 Black Friars Lane
         London EC4V 6HD

                                                            Dated 30th June 1995



Dear Sirs,

VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED (THE "COMPANY")


We have been requested by Video Jukebox Network, Inc. ("VJN") to give this opinion to TM/Video International, Inc. ("Ticketmaster") in respect of, inter alia, the following documents entered into by the Company:

(i) a secured loan agreement of even date herewith made between the Company (1) and Ticketmaster (2) and a secured loan agreement of even date herewith made between the Company (1) and VJN (2) (the "Secured Loan Agreements");

(ii) a debenture of even date herewith made between the Company (1) and Ticketmaster (2) and a debenture of even date herewith made between the Company (1) and VJN (2) (the "Debentures");

(iii) a secured promissory note of even date herewith payable to the order of Ticketmaster and a secured promissory note of even date herewith payable to the order of VJN (the "Promissory Notes"); and

(iv) an intercreditor agreement of even date herewith made between Ticketmaster (1) VJN (2), the Company (3) and Atlantic American Capital Corp. as agent (the "Agent") (4) (the "Intercreditor Agreement")

(together the "Agreements" and an "Agreement" shall be construed accordingly).


We have acted as English legal advisers to VJN, the owner of a majority of the issued share capital of the Company as at the opening of business on 30th June 1995, in connection with, inter alia, the execution by the Company of the Agreements. We have not acted as legal advisers to the Company in relation to the Agreements or otherwise.

1.       DOCUMENTATION

         For the purpose of giving this opinion, we have examined the following documents (the "Documents"):

         (a) a copy of the Memorandum and Articles of Association of the Company certified by the Companies Registration Office of England and Wales ("CRO") as being a true copy of the original and dated 24th May 1995 (a copy of which is annexed hereto as Exhibit A) and the Company's statutory books as at 30th June 1995;

         (b) the original Certificate of Incorporation and Certificate of Incorporation on Change of Name of the Company, issued by the CRO dated 6th September 1991 and 26th September 1991 respectively, (the "CRO Certificates") (copies of which are annexed hereto as Exhibits B (i)and (ii));

         (c) a copy, duly certified by the Secretary of the Company, of minutes of a meeting of the board of directors of the Company held on the 29th day of June 1995 ("the Minutes") (a copy of which is annexed hereto as Exhibit C)

         (d) a copy, duly certified by the Secretary of the Company of written resolutions of the shareholders of the Company passed on the 29th day of June 1995 ("the Shareholders Resolutions") (a copy of which is annexed hereto as Exhibit D);

         (e) an original certificate of the Secretary of the Company (a copy of which is annexed hereto as Exhibit E);

         (f) an original certificate issued by the CRO dated 27th June 1995 (the "CRO Company Standing Certificate") (a copy of which is annexed hereto as Exhibit F) to the effect that at the date of issue of the certificate and according to the documents on the files in the custody of the Registrar of Companies:

                 (i) the Company had been in continuous and unbroken existence since the date of its incorporation;

                 (ii) no action was currently being taken by the Registrar of Companies for striking the Company off the register and dissolving it as defunct, and, as far as the Registrar was aware, the Company was not in liquidation or subject to an administration order nor had a receiver or manager been appointed of the property of the Company;

         (g) executed and dated copies of each of the Agreements (copies of which are annexed hereto as Exhibits G(i)(a) and (b), (ii)(a) and (b), (iii)(a) and (b) and (iv)); and





                                      2.

         (h) a search ("the Search") obtained from the CRO on 26th June 1995 in respect of the Company which includes, inter alia:

                 (i)      a copy of the Memorandum and Articles of Association;
                          and

                 (ii)     copies of the CRO Certificates.


2.       OPINION

         On the basis of:

         (i)     our examination of the Documents;

         (ii) in the case of paragraph (d) below only, a telephone enquiry made on 30th June 1995 by us to the Central Registry of Winding-Up Petitions in the Companies' Court; and

         subject as mentioned below in this letter (and in the Schedule hereto which forms part of this letter), we are of the opinion that:

         (a) the Company is a limited liability company duly incorporated and validly existing under the laws of England and Wales;

         (b) the Company has corporate power to enter into and perform its obligations under the Agreements;

         (c) all necessary corporate action has been taken to authorise and approve the execution, delivery and performance by the Company of each of the Agreements;

         (d) no petition for the winding up of the Company has been presented in the period of six months immediately preceeding the date of this Opinion;

         (e) each of the Agreements has been duly executed and delivered on behalf of the Company and constitutes valid and binding obligations of the Company enforceable in accordance with its terms;

         (f) no action of, filing with or licence or consent of, any governmental or public body or authority in England is required to authorise or is otherwise required in connection with, the execution, delivery and performance of the Agreements by the Company, except that particulars of the Debentures must be delivered to the Registrar of Companies pursuant to Section 396 of the Companies Act 1985 (as





                                      3.

                 amended) (the "Companies Act") and the H.M. Land Registry in respect of leasehold and freehold property charged by the Debentures;

         (g) neither the Search nor the statutory books of the Company reveal any charges registered or created over any of the assets of the Company;

         (h) the execution, delivery and performance by the Company of the Documents does not and will not contravene any existing applicable statute or other law to which the Company is subject in England or conflict with, result in any breach of or constitute a default under or pursuant to the provisions of its constitutional documents;

         (i) there are no actions, suits or proceedings pending or threatened against or affecting the Company in the English High Courts which, if adversely determined, would have a material adverse effect upon the ability of the Company to perform its obligations under the Agreements;

         (j) other than filings with the European Commission under Article 85 of the Treaty of Rome and with the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976, to ensure the legality, validity, enforceability and admissibility into evidence of each of the Agreements in England and Wales, no declaration, filing or registration with any court, governmental agency or other authority or body in England and Wales need be made; no consent, licence, permit, order, decree, authorisation or approval of any such authority or body is required; no stamp or similar tax need be paid;

         (k) the Company is subject to the laws of England and Wales and neither it nor any of its property or assets enjoys any right of immunity from any judicial proceedings in England and Wales.

         For the purpose of this opinion "duly incorporated" means that the requirements of the Companies Act(s) applicable at the date of incorporation of the Company in respect of registration and of matters precedent and incidental to it have been complied with and that the Company is authorised to be registered and is duly registered under that or those Acts.

         For the purpose of this opinion "validly existing" means that the Company is subsisting at the date of this opinion and has not been struck off the register maintained by the Registrar of Companies for England and Wales, nor has it been dissolved, nor has it ceased to exist by reason of any merger or consolidation or limitation on the duration of its existence.





                                      4.

3.       QUALIFICATIONS

         Our opinion is given subject to the matters set out in the Schedule hereto, which is incorporated as part of this opinion.

4.       RELEVANT LAW

         The opinion given above is (a) limited to matters of or concerning English law, (b) based on English law as it stands today and as applied by the Courts of England, and (c) given on the basis that of the Agreements only the Debentures are governed by and construed in accordance with English law.

         We express no opinion as to the laws of any jurisdiction other than England and we assume that no law other than English law affects the conclusions stated in this opinion, save for the laws of the State of Delaware with respect to the Secured Loan Agreements, the Intercreditor Agreement and the Promissory Notes. We assume that insofar as the laws of the State of Delaware govern the Secured Loan Agreement, the Intercreditor Agreement and the Promissory Notes the obligations of the Company thereunder constitute its legal, valid and binding obligations under the laws of the State of Delaware enforceable in accordance with their terms. We have made no investigations and are not qualified to give legal opinions, as to the laws of the State of Delaware or any other jurisdiction, other than England and Wales.

         This Opinion is to be governed and construed in accordance with English law. Any claim arising in connection herewith shall only be brought in the Courts of England.

5.       PURPOSE OF OPINION, CONFIDENTIALITY

         We have provided this opinion to Ticketmaster at the request of VJN.

         This opinion is addressed solely to you and may not be relied upon otherwise than in connection with the Agreements. It must not (without our prior written consent) be made available or disclosed to any third party, save for United States or English legal advisers of Ticketmaster nor shall it be quoted or referred to in any public document or filed with any governmental agency or other person or body without our prior written consent.





                                      5.

         This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Agreements, the Documents or otherwise howsoever.
                 This opinion is given in London.


Yours faithfully,


 .........................
Denton Hall





                                      6.

                                   SCHEDULE


The Opinion to which this Schedule is annexed (and of which it forms part) is given subject to the following matters:


1.       ASSUMPTIONS

         We have assumed (although we have not verified) the following:

         (a) the authenticity of all signatures and seals (if any) on the signature pages of the Agreements;

         (b) the authenticity of those of the Agreements and the Documents that were submitted to us as originals and the conformity to the originals of those of the Documents that were submitted to us as copy or facsimile documents;

         (c) the binding nature of the respective obligations expressed to be assumed by each of the parties thereto (other than the Company) under each of the Agreements and that the Agreements are within the capacity and powers of, and have or will be validly authorised, executed and delivered by, each party thereto (other than the Company);

         (d) that the Minutes referred to in paragraph (1) (c) above are a correct record of the business transacted and the persons present at the meeting referred to therein, that such persons were at all times during such meeting validly appointed directors of the Company and that such meeting was validly convened and quorate;

         (e) that no party to the Agreements entered into or was induced to enter into any of them by fraud, misrepresentation or, undue influence or on the basis of a mistake of fact or law, or believing the relevant Agreement to which it is a party to be fundamentally different in substance or in kind from what they are, so that the Agreements are not regarded as the intended or wilful act of that party (this being known as the "non est factum" doctrine);

         (f) due compliance with all matters required under the Agreements in all jurisdictions other than England, including (without limitation):

                 (i) the obtaining of all necessary consents, licences, approvals, and authorities (and that the same remain in full force and effect and will continue to be given or granted where required);





                                      7.

                 (ii) the making of all necessary filings, lodgments, registrations, notifications, furnishings of particulars and applications for exemptions or clearances; and

                 (iii) the payment of stamp duties and other documentary taxes and charges;

         (g) the validity, accuracy and currency of all matters represented by the Search referred to in paragraph 1(h) above, the response to the telephone enquiry referred to in paragraph 2(ii) above and the certificate referred to in paragraph 1(e) above, but please note that the Search cannot reveal definitively whether or not certain events have occurred, such as a change to the Memorandum or Articles of Association, or the presentation of a petition for the making of a winding up order or the making of an adminstration order, or whether any particular director holds office;

         (h) the completeness and accuracy of the copy documents referred to in paragraph 1(a) to (d) (inclusive) above and of the statements of fact contained therein;

         (i) that none of the resolutions of the shareholders as set out in the Shareholders Resolution nor any resolutions of the directors as set out in the Minutes has been amended or rescinded and that all such resolutions are in full force and effect;

         (j) that all filings necessary under Section 396 of the Companies Act in connection with the Debentures have been or will, within the requisite periods, be duly effected; and

         (k) the validity and enforceability, under those laws (other than the laws of England) which govern or relate to the Agreements, of those obligations or rights which are to be performed or enforced under such laws by or against the parties to the Agreements (or other persons affected thereby).

2.       LIMITS ON THE EFFECT OF THE AGREEMENTS


2.1 We have referred to the Agreements as constituting the valid and legally binding obligations of the Company. This does not mean the provisions thereof will necessarily be valid or enforceable in all circumstances, now or in the future as the legality, validity, enforceability or binding nature of any of the Agreements may be affected by:

         (a) the laws of bankruptcy, insolvency, receivership, administration, prescription, lapse of time, reconstruction, reorganisation, liquidation, moratorium, limitation and other like laws affecting the rights of creditors generally, and, as the case may be, secured creditors generally;





                                      8.

         (b) the effect of principles of equity: for example, an order for specific performance (in particular of non-monetary obligations) or an injunction may not be available, as under English law these are discretionary remedies and are not generally available in circumstances where damages are considered by the English Courts to be an adequate remedy;

         (c) a claim becoming barred under the Limitation Acts (as amended) or being or becoming subject to set-off or counterclaim;

         (d) any amendment, waiver, variation or discharge, whether effected by a further or supplemental agreement, side letter or other document, arrangement, course of dealings or otherwise (whether or not evidenced in writing) which may affect the Agreements or any other matters not expressly disclosed by or apparent on the face of the Documents;

         (e) the rights of the Courts of England to stay proceedings if concurrent proceedings are being brought elsewhere;

         (f) the possibility that the Courts of England may refuse to give effect to any provision of the Agreements:

                 (i) requiring the costs of any party to be paid in respect of unsuccessful litigation or where the Court has itself made an order for costs; or

                 (ii) which purports to permit severance of any illegal or unenforceable provision thereof (including without limitation Section 5.12 of the Intercreditor Agreement, Section 8.10 of the Secured Loan Agreements and Clause 10 of the Debentures);

         (g) the fact that the Unfair Contract Terms Act 1977 or the laws of frustration of contract or public policy may render any provision of any contract invalid or unenforceable;

         (h) the fact that where obligations are to be performed in a jurisdiction outside England notwithstanding the choice of English law as the proper law of the Debenture, they may not be enforceable in England to the extent that performance would be illegal or would be contrary to public policy under the laws of England or the laws of any jurisdiction in which any obligation under the Agreements is to be performed;

         (i)     the fact that the inclusion of provisions (such as Section
                 8.15 of the Secured Loan Agreements) which purport to restrict or oust the jurisdiction of the English Courts





                                      9.

                 will not prevent an English Court from exercising its inherent jurisdiction as to whether or not it should stay any proceedings brought in connection with an agreement, in favour of arbitration;

         (j) the fact that where a party to an Agreement is vested with a discretion or may determine a matter in its opinion (such as under paragraph 2.2 of Schedule 3 to the Debentures), English law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

         (k) any declaration, decision or ruling given by or pursuant to the advice of, any competition law authority of the United Kingdom and/or of the European Community;

         (l) the fact that where a promissory note is annexed to or forms part of a loan agreement, the Courts of England may not permit such a promissory note to be enforced separately from or without regard to counterclaim or other rights arising against the lender under the loan agreement to which the promissory note relates;

         (m) the fact that, under the laws of England, the Agreements may be capable of amendment or waiver orally or of discharge, or affected by a collateral agreement which may be effected by an oral agreement despite provisions such as those contained in Clause 11 of the Debentures;

         (n) the fact that a certificate, determination, notification or opinion given pursuant to any of the Agreements as to any matter provided for therein or the entry made on any register or account, might be held not to be conclusive if it can be shown to be mistaken or made on an arbitrary, unreasonable or improper basis;

         (o) the existence of equities, rights of set-off, counterclaims, liens, charges and encumbrances which are not registrable under the Companies Act which may have been granted (or may exist) and are not so registered, as to which we express no opinion.

2.2      We express no opinion as to the following:

         (a)     matters of fact; and

         (b) the Transaction Documents (as defined in the Secured Loan Agreements) other than the Secured Loan Agreements, the Debentures, the Promissory Notes and the Intercreditor Agreement;





                                      10.

3.       COMPANY SEARCHES

         We have, on 26th June 1995, conducted a search of the publicly available record in respect of the Company at the Companies Registration Office in Cardiff, which revealed no order or resolution for the winding up of the Company and no notice of appointment of a receiver, supervisor or administrative receiver as having been filed.


4.       FOREIGN CURRENCIES

         Notwithstanding that claims may be made in the Courts of England in foreign currencies and that the Courts of England have power to give monetary judgments expressed in foreign currencies, the English Courts nevertheless have a residual power to express their judgments in a currency other than that claimed.

5.       EXCESSIVE INTEREST/PENALTIES

         To the extent that Section 2.6 of the Secured Loan Agreement provides for the payment of interest in excess of what the Courts of England may regard as a reasonable rate, interest on interest, or interest in the circumstances of breach or default, such provision may be considered by the English Courts to be a penalty and accordingly void and of no effect.





                                      11.

                                  EXHIBIT 8.8

                               DEED OF ADHERENCE


         THIS DEED OF ADHERENCE (this "Deed") is made on _________ __, 199____ between VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED, whose registered office is at Imperial House, 11-13 Young Street, Kensington, London, United Kingdom (the "Company"), TM/VIDEO INTERNATIONAL, INC. whose principal office is at 3701 Wilshire Boulevard, 7th Floor, Los Angeles, California 90010 (the "Covenantee"), and [________________________] whose registered office is at [___________________________________________] (the "Covenantor(s)").

                                  BACKGROUND:

         1. The Covenantee made a loan to the Company pursuant to that certain Secured Loan Agreement dated as of June 30, 1995 (the "Loan Agreement"), as evidenced by that certain Secured Promissory Note dated as of June 30, 1995 (the "Note").

         2. By virtue of the assignment by the Covenantee to the Covenantor of the Covenantee's rights in and duties under [the Loan Agreement and/or the Note], the Covenantor(s), upon execution of this Deed, shall become subject to the terms of the Loan Agreement and the Note.

         3. The parties hereto agree that the Covenantor(s) shall be bound by the terms and conditions of the Loan Agreement and the Note.

                                OPERATIVE PART:

         1.      Undertaking

                 (a) In consideration of the sum of [L.1] now paid by the Company (on behalf of itself and the Covenantee) to the Covenantor(s), receipt of which is hereby acknowledged, [each of] the Covenantor(s) hereby covenant(s) with and undertake(s) to the Covenantee[,] [and] the Company [and each other], to be bound by and to adhere to the terms and conditions of the Loan Agreement and the Note as if the Covenantor(s) had been an original party to the Loan Agreement and the
         Note insofar as the same are applicable to "the Lender," as defined in such document.

                 (b) The Covenantee and the Company agree that the Covenantor(s) shall for the purpose of the Loan Agreement be included in the definition of "Lender" contained therein with effect from the effective date of the assignment of the [________________] to the Covenantor(s).

         2.      Continued Liability of Transferor

         Notwithstanding anything contained herein, upon the assignment of the [Loan Agreement and/or the Note] and the entry by the Covenantor(s) into this Deed, nothing in this Deed shall in any way release, discharge or diminish the liability of the transferring Covenantee from the due and prompt performance of its obligations under the Loan Agreement or the Note.

         3.      Retransfer by Affiliate

         The Covenantor(s) shall not be entitled to transfer or assign the [Loan Agreement or Note] except in accordance with the terms thereof and shall, prior to ceasing to be an Affiliate (as defined in the Loan Agreement) of the Covenantee, retransfer all of [its][their] rights, title and interest in the [Loan Agreement or Note], including, without limitation, under or in connection with the Debenture (as defined in the Loan Agreement), to the Covenantee.

         4.      Jurisdiction

         This Deed of Adherence shall be construed in accordance with the internal laws of the State of Delaware (without regard to its conflicts of law principles).

         5.      Notices

         The [respective] address(es) for service of notices on the Covenantor(s) under the Loan Agreement shall be their respective address(es) set out above (or such other address(es) as they shall notify to the Company in writing).


         IN WITNESS WHEREOF, the parties have executed this Deed of Adherence as of the date first written above.

                                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED



                                  By:
                                      -----------------------------------------
                                  Name:
                                  Title:

                                  TM/VIDEO INTERNATIONAL, INC.




                                  By:
                                      -----------------------------------------
                                  Name:
                                  Title:


                                  [_______________________________]



                                  By:
                                      -----------------------------------------
                                  Name:
                                  Title:

THE COMMON SEAL OF VIDEO          )
JUKEBOX NETWORK                   )
INTERNATIONAL LIMITED WAS         )
AFFIXED TO THIS DEED IN           )
THE PRESENCE OF:                  )



THE COMMON SEAL OF TM NO. 2       )
LIMITED WAS AFFIXED TO THIS       )
DEED IN THE PRESENCE OF:          )



[THE COMMON SEAL OF [________     )
___________________________]      )
WAS AFFIXED TO THIS DEED IN       )
THE PRESENCE OF:                  )

Witness:         _________________________

Address:         _________________________

                 _________________________

Occupation       _________________________

                                 SCHEDULE 4.3

                              Title to Collateral

Borrower has granted a security interest in the Collateral to Video Jukebox Network, Inc. ("VJN"), to secure a loan of $1,500,000.00 from VJN to the Borrower.

                                 SCHEDULE 4.4

                             Consents or Approvals

1. It will be necessary to notify this Agreement and all related and ancillary documentation to the European Commission pursuant to Article 85 of the Treaty of Rome and EC Regulation Number 17/62 of February 6, 1962, as amended.

2. It will be necessary to file this Agreement and all related and ancillary documentation at the Office of Fair Trading pursuant to the Restrictive Trade Practices Act 1976.

3. By letter dated May 2, 1995, Rowe and Maw acting on behalf of Ticketmaster, notified the Independent Television Commission of this Agreement. Within 28 days of Closing, Borrower must notify the Independent Television Commission of completion of this transaction pursuant to the terms of its license (License Number LPSO44 dated February 11, 1992) from the Independent Television Commission.

4. Pursuant to the terms of a Stock Purchase Agreement, dated as of November 21, 1990, between VJN and TCI Liberty, Inc. ("TCI"), TCI or its assigns have preemptive rights regarding any original issuance of VJN stock. On June 1, 1995, VJN notified TCI's present assignee, Liberty VJN, Inc. ("Liberty") of the issuance of VJN stock (the "Monsey Stock") to Vincent Monsey, contemplated by this transaction. In doing so, VJN requested that Liberty waive any preemptive rights which it may have with respect to the issuance of the Monsey Stock. On June 27, 1995, Liberty waived any such preemptive rights.

                                 SCHEDULE 4.5

                                  Litigation

         Borrower was in dispute with Dolphin Head Group Holdings Plc ("Dolphin") relating to the occupation by Borrower of certain premises known as Unit or Suite 5, Camberley House, Portesbery Road, Camberley, Surrey and Unit 6, Camberley House, 85 High Street, Camberley, Surrey. A writ was served on Borrower dated September 14, 1994 claiming a total of L.15,135.51 plus interest and costs. A Defense dated October 27, 1994 was served by Borrower. The matter was settled by mutual consent on May 11, 1995 - a payment of L.6,850.00 was made by Borrower to Dolphin's solicitors on behalf of Dolphin. A consent order was issued by the court on May 12, 1995 ordering that no order should be made in respect of Dolphin's claim against Borrower, save that Borrower pay the costs of the action brought by Dolphin against Borrower, such costs to be taxed if not agreed. The costs are in the process of being taxed and Clintons has estimated that the taxed costs are likely to be in the region of L.10,000.00 - L.20,000.00.

                                 SCHEDULE 4.6

                                 Indebtedness

Borrower is indebted in the principal amount of $1,500,000.00 to VJN pursuant to that certain Secured Loan Agreement and Secured Promissory Note, each dated the date hereof, which debt ranks pari passu with the Loan.

                                 SCHEDULE 4.8

                             Identity of Borrower

         The Borrower was incorporated on September 6, 1991 under the name "Video Dukebox Network International Limited."

         On September 26, 1991 the Borrower changed its name to "Video Jukebox Network International Limited."

                                 SCHEDULE 4.10

                                     Taxes

         (a) Borrower is liable for United Kingdom ("UK") corporation taxes and value added tax ("VAT"). Borrower has to account for and pay over to the UK Inland Revenue PAYE income tax and National Insurance Contributions ("NICs") in respect of salaries, fees and wages paid to its directors and employees.

         (b) In respect of the accounting period ended December 31, 1994, Borrower will be required to file a corporation tax return (Form CT 200), statutory audited accounts and reports and a corporate tax computation.

                 PAYE and NIC annual returns (Forms P35) relating to the above period have been properly and duly submitted. As the returns relate to years of assessment (and not calendar years), which run from April 6 of each year to April 5 of the next year, the accounting year ended December 31, 1994 straddles two years of assessment ("Y/A"), Y/A 1993/1994 and 1994/1995:

           Y/A              Total PAYE Tax Paid               Total NICs Paid
           ---              -------------------               ---------------
         1993/94                  L.35,199                        L.22,011
         1994/95                  L.57,810                        L.40,383

         VAT returns (Forms VAT 100) for each prescribed accounting period (quarter) relating to the year ended December 31, 1994 have been duly filed and the output tax accounted for and paid over to HM Customs & Excise, as follows:

         Period                                Output Tax Paid
         ------                                ---------------
         Qtr. ended 02/95                         L.14,023
         Qtr. ended 11/94                         L.20,255
         Qtr. ended 08/94                         L. 6,441
         Qtr. ended 05/94                         L.12,249
         Qtr. ended 02/94                         L.   808

                                 SCHEDULE 4.11

                            Burdensome Obligations

Borrower is indebted in the principal amount of $1,500,000.00 to VJN pursuant to that certain Secured Loan Agreement and Secured Promissory Note, each dated the date hereof, which debt ranks pari passu with the Loan.

                                 SCHEDULE 4.15

                              Insurance Policies

1. Directors & Officers Insurance Policy - Home Insurance Company of Illinois (Agent: Buckley, Deets & Assoc. Inc.)


         o       Insured:         VJN; Borrower and VJN LPTV Corp.
         o       Period:          12/6/94 - 12/6/95 (Retroactive Date: 12/6/89)
         o       Policy No.:      PDO - F - 922612 - 4/000
         o       Limits:          -     $3 mil (Aggreg. & Single Claim)
                                        (sub-limit of $350,000/assured) and
                                        $950,000 aggreg. #10)
                                  -     Insurer's % = 100%
         o       Retentions:      (A)   $150,000/claim
                                  (B)   $5,000/assured, subject to $50,000 max.
                                        for all assureds applicable to each
                                        claim
         o       Premium:               $137,500

         Notwithstanding any representation and warranty contained in section
         4.15 of this Agreement, the foregoing policy will cease to cover the Borrower upon the closing of the transactions contemplated by the Transaction Documents.

2. Broadcasters Broad Form Defamation and Associated Risks Policy - Employers Reinsurance Corporation

         o       Assured:               VJN; VJN LPTV Corp. and
                                        affiliates/subsidiaries
         o       Period:                6/19/95 - 6/19/96
         o       Policy No.:            RLS-04814-R
         o       Limits:                $5,000,000/occurrence
         o       Retention:             $5,000/occurrence
         o       Premium:               $9,570
         o       Broadcasting
                 Stations Insured:      "Video Jukebox Network"
_________________________________

         Notwithstanding any representation and warranty contained in section
         4.15 of this Agreement, the foregoing policy will cease to cover the Borrower upon the closing of the transactions contemplated by the Transaction Documents.

3.       Automobile General Liability Policy - Insurance Company of
         Pennsylvania

         o       Insured:               Borrower c/o VJN
         o       Period:                5/1/95 - 5/1/96
         o       Policy No.:            80259277
         o       Limits:                $1,000,000/occurrence and aggregate
         o       Premium:               $2,500

4. Office Combined Policy - Eagle Star Insurance Company Limited (Melville Burbage - Broker)

         o       Insured:               Borrower
         o       Premises:              Imperial House, 11-13 Young St.
                                        Kensington (Box Admin. Office)
         o       Period:                6/2/95 - 6/2/96
         o       Policy No.:            002/820/J0000859/3
         o       Limits:                Contents: L.100,000 (L.500
                                        Improvements), + L.10,000 business
                                        interruption, $250 deductible,
                                        fidelity coverage for 5 employees.
         o       Premium:               L.1,224.65

5. Wide Angle Media Combined Policy - Eagle Star Insurance Company Limited (Hoggs Ins. Broker)

         o       Insured:               Borrower
         o       Period:                6/10/95 - 6/9/96, Borrower received
                                        a renewal notice for the current
                                        period on June 29, 1995. Coverage
                                        will only remain in effect for the
                                        period indicated, so long as
                                        Borrower pays the premium within 14
                                        days of the renewal notice.
         o       Policy No.:            Not known at this time
         o       Limits:                Borrower's equipment - up to
                                        L.20,000 Hired in equipment - up to
                                        L.15,000 (fees L.1,000) Policy
                                        excess each claim - L.250,
                                        increasing to L.500 outside Western
                                        Europe.  These excesses are doubled
                                        in respect of hired in and/or hired
                                        out equipment.
         o       Premium:               L.571.95

                                 SCHEDULE 4.19

                  Conduct of Business in the Ordinary Course

                                     None

                                 SCHEDULE 4.20

                             Compliance with Laws

1. As mentioned in the minutes of a meeting of the Board of Directors of Borrower held on April 26, 1993, Borrower was at that date in arrears in respect of the payment of tax under the PAYE scheme, in the amount of approximately L.40,000. These arrears, together with any interest and penalties thereon, have since been paid.

2. Borrower obtains all advertisements shown on "The Box" from advertising agencies. Borrower does not analyze advertisements shown on "The Box" for compliance with any codes of advertising standards or similar codes. Consequently, there can be no assurance that Borrower is in compliance with any applicable codes of advertising standards.

3. Borrower is not registered under the Data Protection Act 1984. Nevertheless, Borrower submitted an application for registration under such act to the Registrar on June 14, 1995.

4. The statutory (audited) accounts for the accounting year ended December 31, 1992 were filed late with the Registrar of Companies. Such accounts were accepted for filing on July 12, 1994.